Exhibit 10.8

Momenta Pharmaceuticals, Inc.

675 West Kendall Street

Cambridge, Massachusetts 02142

September 29, 2004

Dennis P. Bauer, Ph.D.

Siegfried (USA), Inc.

33 Industrial Park Road

Pennsville, NJ 08070

Dear Dennis:

Reference is made to the Development and Production Agreement for Active Pharmaceutical Ingredient between Siegfried (USA), Inc. and Siegfried Ltd. (“SIEGFRIED”) and Momenta Pharmaceuticals, Inc. (“MOMENTA”) dated October 10, 2003, as amended by Letter Agreements dated February 14, 2004 and May 17, 2004 (the “Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Agreement.

Pursuant to the Letter Agreement dated May 17, 2004, MOMENTA engaged SIEGFRIED to undertake the FURTHER DEVELOPMENT WORK whose cost was estimated to total Four Hundred U.S. Dollars ($400,000).  MOMENTA and SIEGFRIED acknowledge that the FURTHER DEVELOPMENT WORK was conducted and completed as of August 31, 2004.

As MOMENTA desires to have SIEGFRIED undertake continuing development work, MOMENTA hereby engages SIEGFRIED to undertake such continuing development work as is mutually agreed to from time to time by MOMENTA and SIEGFRIED (the “CONTINUING DEVELOPMENT WORK”).  The CONTINUING DEVELOPMENT WORK shall be conducted under the terms and conditions of the Agreement, with the following modifications:

1.               SIEGFRIED shall use commercially diligent efforts to undertake the CONTINUING DEVELOPMENT WORK.

2.               MOMENTA shall pay SIEGFRIED on a time and materials basis for work authorized by MOMENTA.  SIEGFRIED shall invoice MOMENTA monthly for the CONTINUING DEVERLOPMENT WORK.  All invoices presented by

SIEGFRIED shall include a detailed accounting of the actual time and materials costs for the prior month. For purposes of Section 9.4 of the Agreement, SIEGFRIED shall be entitled to the Actual Cost of the CONTINUING DEVELOPMENT WORK as determined in accordance with the first sentence thereof.

3.               MOMENTA shall be responsible for supplying the necessary quantities of heparin for the CONTINUING DEVELOPMENT WORK in accordance with Section 3.2 of the Agreement.

4.               Nothing contained herein shall be construed as requiring MOMENTA to consent to any particular CONTINUING DEVELOPMENT WORK or any particular length of time for the performance of CONTINUING DEVELOPMENT WORK.

If the foregoing is in conformity with your understanding, please execute both copies of this Letter Agreement and return one fully-executed copy to me.

Very truly yours,

/s/ Joseph E. Tyler
Joseph E. Tyler
Vice President, Manufacturing

Agreed and accepted:

SIEGFRIED (USA), INC.

By:	/s/ [illegible]

SIEGFRIED LTD.

By:	/s/ Dennis P. Bauer